RHI HOLDINGS, INC.
  PRO FORMA CONDENSED SEPARATED FINANCIAL STATEMENTS (UNAUDITED)

     The Following unaudited pro forma condensed separated balance sheet as of December 31, 1995, and the pro forma condensed separated consolidated statements of earnings for the year ended June 30, 1995 and the six months ended December 31, 1995, give effect to the Company's disposition of the D-M-E Company ("DME"). The pro forma information is based on the historical financial statements of the Company and DME giving effect to the transaction and assumptions and adjustments specified in the accompanying notes to the pro forma financial statements.

     The unaudited pro forma statements of the Company are not necessarily indicative of the results or financial position that actually would have occurred if the disposition of DME had been in effect since July 1, 1994 and July 1, 1995, nor are they necessarily indicative of future results or financial position of the Company. The pro forma financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's June 30, 1995 Form 10-K.

                         RHI HOLDINGS, INC
                 PRO FORMA CONDENSED SEPARATED BALANCE SHEET
                              December 31, 1995
                               (in thousands)

                                      Historical             Pro Forma
                                ---------------------  -----------------------
   ASSETS                              RHI        DME     Adjustments      RHI

------                          ---------- ----------  ------------  ---------
Cash                            $  39,514  $           $ 74,000 (1)
                                                        (74,000)(2)  $ 39,514
Accounts receivable                68,272                              68,272
Notes receivable-current                                171,377 (1)   171,377
Inventories                        77,630                              77,630
Prepaid expenses and other
 current assets                    21,271                              21,271
Net current assets of
 discontinued operations           34,609    (34,166)                     443
                                ---------- ----------  ---------     ---------
Total Current Assets              241,296    (34,166)   171,377       378,507

Property, plant and equipment     224,468                             224,468
Accumulated depreciation          (95,888)                            (95,888)
Net noncurrent assets of
 discontinued operations           85,577    (85,528)                      49
Investment in affiliates          135,951                             135,951
Goodwill                          147,150                             147,150
Other assets                      128,903                             128,903
                                ---------- ----------  ---------     ---------
Total Assets                    $ 867,457  $(119,694)  $171,377      $919,140
                                ========== ==========  =========     =========
LIABILITIES
-----------
Bank notes payable and current
 maturities of long term debt   $  76,048  $           $(67,303)(2)  $  8,745
Accounts payable                   31,206                              31,206
Other accrued liabilities          67,752                 7,341 (1)    75,093
Accrued income tax                                       41,420 (1)    41,420
                                ---------- ----------  ---------     ---------
Total Current Liabilities         175,006      --       (18,542)      156,464

Long-term debt, less current
 maturities                       274,755                (6,697)(2)   268,058
Other long-term liabilities        91,375                              91,375
Noncurrent income taxes            44,158                              44,158
Redeemable preferred stock         16,691                              16,691
                                ---------- ----------  ---------     ---------
Total Liabilities                 601,985      --       (25,239)      576,746

Stockholders' equity:
 Common stock                         100     (3,826)     3,826 (1)       100
 Preferred stock                      100                                 100
 Paid-in capital                  229,647   (100,084)   100,084 (1)   229,647
 Retained earnings                 36,796    (15,784)    15,784 (1)
                                                         76,922 (1)   113,718
 Net unrealized holding loss on
  available-for-sale securities    (4,322)                             (4,322)
 Cumulative translation
  adjustment                        3,151                               3,151
                                ---------- ----------  ---------     ---------
Total Stockholders' Equity        265,472   (119,694)   196,616       342,394
Total Liabilities and
 Stockholders' Equity           $ 867,457  $(119,694)  $171,377      $919,140
                                ========== ==========  =========     =========
          See Notes to Pro Forma Condensed Separated Financial Statements.

                              RHI HOLDINGS, INC
            PRO FORMA CONDENSED SEPARATED STATEMENT OF EARNINGS
                       For the year ended June 30, 1995
                              (in thousands)

                                      Historical             Pro Forma
                                ---------------------  -----------------------
                                    RHI        DME     Adjustments      RHI
Revenue:                        ---------- ----------  -----------   ---------
Sales                          $ 545,435  $(167,769)                $377,666
 Other income, net                  2,341        396                    2,737
                                ---------- ----------  ---------     ---------
                                  547,776   (167,373)       --        380,403
 Cost and expenses:
 Cost of sales                    419,008   (110,152)                 308,856
 Selling, general and
  administrative                  103,129    (30,208)                  72,921
 Research and development           4,100     (1,114)                   2,986
 Amortization of goodwill           6,018     (1,637)                   4,381
                                ---------- ----------  ---------     --------
                                  532,255   (143,111)       --        389,144

Operating income (loss)            15,521    (24,262)       --         (8,741)

Interest expense                   43,254        (60)    (6,463)(3)    36,731
Interest income                    (4,529)        18    (13,710)(3)   (18,221)
                                ---------- ----------  ---------     ---------
Net interest expense               38,725        (42)   (20,173)       18,510

Investment income, net              5,954                               5,954
Equity in earnings of
 affiliates                         2,778       (762)                   2,016
Minority interest                  (2,449)       156                   (2,293)
                               ---------- ----------  ---------     ---------
Earnings (loss) from continuing
 operations before taxes          (16,921)   (24,826)    20,173       (21,574)
Income tax provision (benefit)        819    (10,410)     7,061        (2,530)
                                ---------- ----------  ---------     ---------
Earnings (loss) from continuing
 operations                     $ (17,740) $ (14,416)  $ 13,113      $(19,043)
                                ========== ==========  =========     =========

          See Notes to Pro Forma Condensed Separated Financial Statements.

                             RHI HOLDINGS, INC
               PRO FORMA CONDENSED SEPARATED STATEMENT OF EARNINGS
                 For the six months ended December 31, 1995
                              (in thousands)

                                      Historical             Pro Forma
                                ---------------------  -----------------------
                                    RHI        DME     Adjustments      RHI
Revenue:                        ---------- ----------  -----------   ---------
Sales                          $ 210,523  $   (*)                   $210,523
 Other income, net                    334                                 334
                                ---------- ----------  ---------     ---------
                                  210,857       --          --        210,857
 Cost and expenses:
 Cost of sales                    161,771                             161,771
 Selling, general and
  administrative                   38,130                              38,130
 Research and development              44                                  44
 Amortization of goodwill           2,302                               2,302
 Restructuring                        285                                 285
                                ---------- ----------  ---------     ---------
                                  202,532       --          --        202,532

Operating income (loss)             8,325       --          --          8,325

Interest expense                   22,342                (3,232)(3)    19,110
Interest income                    (2,536)               (6,855)(3)    (9,391)
                                ---------- ----------  ---------     ---------
Net interest expense               19,806       --      (10,087)        9,719

Investment income, net              1,912                               1,912
Equity in earnings of
 affiliates                         1,923                               1,923
Minority interest                  (1,085)                             (1,085)
                                ---------- ----------  ---------     ---------
Earnings (loss) from continuing
 operations before taxes           (8,731)      --       10,087         1,356
Income tax provision (benefit)     (2,162)                3,530         1,368
                                ---------- ----------  ---------     ---------
Earnings (loss) from continuing
 operations                     $  (6,569) $    --     $  6,556      $    (13)
                                ========== ==========  =========     =========

      * - Results of DME were included as part of earnings from discontinued operations for the six months ended December 31, 1995.

          See Notes to Pro Forma Condensed Separated Financial Statements.

                              RHI HOLDINGS, INC
              NOTES TO PRO FORMA CONDENSED SEPARATED FINANCIAL STATEMENTS

     On February 22, 1996, the Company completed the sale of DME to Cincinnati Milacron for $74,000,000 in cash and $171,377,000 in 8% promissory notes which mature one year following the closing of the sale. The pro forma financial statements separate (i) the assets and liabilities of DME from the Company's consolidated balance sheets at December 31, 1995, and (ii) the results of operations of DME from the Company's consolidated statement of earnings for the year ended June 30, 1995 and six months ended December 31, 1995. In separating the entities, the following pro forma adjustments have been made.

     (1) Reflects the sale of certain assets and liabilities of DME in exchange for cash and notes receivable, reduced by accrued expenses (incentive compensation, legal, audit and other associated fees) incurred for the disposition as follows:
                                                December 31,
                                                    1995
                                                ------------
     Cash                                      $ 74,000,000
     Notes receivable                           171,377,000
     Other accrued expenses                      (7,341,000)
                                                ------------
     Net proceeds received                      238,036,000
     Carrying value of net assets sold          119,694,000
                                                ------------
     Nonrecurring gain before taxes             118,342,000
     Taxes payable (35% statutory tax rate)      41,420,000
                                                ------------
     Net gain on sale                          $ 76,922,000
                                                ============

     (2) Cash received was immediately used to reduce bank loans(with interest rates of approximately 8.73% in fiscal 1995) as follows:

                                                December 31,
                                                    1995
     Bank notes payable and current maturities ------------
      of debt                                  $ 67,303,000
     Long-term debt, less current maturities      6,697,000
                                                ------------
     Total                                     $ 74,000,000
                                                ============

     (3) For purposes of presenting the pro forma condensed separated statement of earnings, the following adjustments (which are expected to be recurring) have been made:

                                                Six Months
                                                   Ended      Year Ended
                                                December 31,    June 30,
                                                    1995          1995
     Increase (decrease) in earnings:          -----------   -----------
      Interest expense from revised debt
       structures (see Note 2)                  $ 3,232,000   $ 6,463,000
      Interest income from notes receivable       6,855,000    13,710,000
      Tax effects of the above adjustments       (3,530,000)   (7,061,000)
                                                -----------   -----------
      Net adjustments                           $ 6,556,000   $13,113,000
                                                ===========   ===========

     (4) The pro forma statement of earnings has not been adjusted for non-recurring credits or charges that are expected to be incurred within the ensuing year. Such non-recurring items omitted from the pro forma statement of earnings represents the gain, net of tax, on the sale of DME of $76,922,000. See Note 1.